Exhibit 32

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Reed’s Inc. (the Company) on Form 10-QSB for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the Report) I, Christopher J. Reed, Chief Executive Officer, President and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Reeds, Inc.

/s/ Christopher J. Reed
Christopher J. Reed
Chief Executive Officer, President
and Chief Financial Officer

August 17, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Reed’s, Inc. and will be retained by Reed’s, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.